    As filed with the Securities and Exchange Commission on October 11, 2002

                                                  REGISTRATION NO. 333-_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                           METROCORP BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

               TEXAS                                             76-0579161
 (State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                         9600 BELLAIRE BLVD., SUITE 252
                              HOUSTON, TEXAS 77036
                                 (713) 776-3876
                    (Address of principal executive offices)

              METROCORP BANCSHARES, INC. 1998 STOCK INCENTIVE PLAN
                              (Full title of Plan)

                                 ALLEN D. BROWN
                                    PRESIDENT
                           METROCORP BANCSHARES, INC.
                         9600 BELLAIRE BLVD., SUITE 252
                              HOUSTON, TEXAS 77036

                     (Name and address of agent for service)
                                 (713) 776-3876

                        (Telephone number, including area
                           code, of agent for service)
                                    Copy to:

                               CHARLOTTE M. RASCHE
                          BRACEWELL & PATTERSON, L.L.P.
                           SOUTH TOWER PENNZOIL PLACE
                        711 LOUISIANA STREET, SUITE 2900
                            HOUSTON, TEXAS 77002-2781
                                 (713) 223-2900

                                  ------------

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                     PROPOSED MAXIMUM        PROPOSED MAXIMUM         AMOUNT OF
   TITLE OF SECURITIES            AMOUNT TO BE        OFFERING PRICE        AGGREGATE OFFERING       REGISTRATION
    TO BE REGISTERED              REGISTERED(1)       PER SHARE(2)(3)          PRICE(1)(2)(3)             FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value    500,000 shares            $11.75                $5,875,000                $541
==================================================================================================================

(1) This Registration Statement also includes an indeterminate number of additional shares of Common Stock which may be offered and issued pursuant to the antidilution provisions of the MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan (the "Plan").

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h).

(3) The 500,000 shares under the Plan are valued on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices of the Common Stock reported on The Nasdaq Stock Market, Inc. on October 8, 2002 of $11.75.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         This Registration Statement on Form S-8 is to register for sale under the Securities Act of 1933, as amended, an additional 500,000 shares of Common Stock, $1.00 par value per share, of MetroCorp Bancshares, Inc. (the "Company") pursuant to the MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan (the "Plan"). Pursuant to General Instruction E of Form S-8, the contents of the Company's previously filed Registration Statement on Form S-8 relating to the Plan (Registration No. 333-91589), including all exhibits thereto, are incorporated herein by reference.

Item 8.  Exhibits.
         --------

         4.2*+ MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan, as amended May 24, 2002.

         5.1* Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

         23.1*    Consent of Deloitte & Touche LLP.

         23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

         24.1*    Powers of Attorney (included as part of the signature page hereto).
----------------------------
* Filed herewith.
+ Management contract or compensatory plan or arrangement.

                                   SIGNATURES

         THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 11TH DAY OF OCTOBER, 2002.

                                         METROCORP BANCSHARES, INC.
                                            (Registrant)



                                         By:      /s/ Allen D. Brown
                                            --------------------------------
                                                  Allen D. Brown
                                                  President


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes and appoints Allen D. Brown and David D. Rinehart, with full power to each of them to act without the other, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 11TH DAY OF OCTOBER, 2002.


         Signature                                        Title
         ---------                                        -----
         /s/ Allen D. Brown             President and Director
-------------------------------------   (principal executive officer)
Allen D. Brown


         /s/ David D. Rinehart          Chief Financial Officer and Executive
-------------------------------------   Vice President (principal financial
David D. Rinehart                       officer/principal accounting officer)


         /s/ Don J. Wang                Director and Chairman of the Board
-------------------------------------
Don J. Wang


         /s/ David Tai                  Director
-------------------------------------
David Tai


         /s/ Tiong Loi Ang              Director
-------------------------------------
Tiong Loi Ang


         /s/ Helen F. Chen              Director
-------------------------------------
Helen F. Chen


         /s/ Tommy F. Chen              Director
------------------------------------
Tommy F. Chen



         /s/ May P. Chu                 Director
-------------------------------------
May P. Chu


         /s/ George M. Lee              Director
------------------------------------
George M. Lee


         /s/ John Lee                   Director
-------------------------------------
John Lee



         /s/ David Tai                  Director
-------------------------------------
David Tai


         /s/ Joe Ting                   Director
-------------------------------------
Joe Ting

                                INDEX TO EXHIBITS

         4.2*+ MetroCorp Bancshares, Inc. 1998 Stock Incentive Plan, as amended May 24, 2002.

         5.1* Opinion of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock registered hereunder.

         23.1*    Consent of Deloitte & Touche LLP.

         23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

         24.1* Powers of Attorney (included as part of the signature page hereto).

----------------------------
* Filed herewith.
+ Management contract or compensatory plan or arrangement.